Exhibit 10.1

SECOND AMENDMENT
OF
EMPLOYMENT AGREEMENT OF PATRICK J. MOORE

This Amendment Agreement (the “Amendment”) is effective as of July 25, 2006 (the “Amendment Date”), as to the Employment Agreement (“the Agreement”) by and between Smurfit-Stone Container Corporation (the “Company”) and Patrick J. Moore (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement effective as of April 1, 1999, and amended as of January 4, 2002, (the “Employment Agreement”); and

WHEREAS, the Company and the Executive now desire to amend the Employment Agreement to reflect certain revised terms and conditions of his employment;

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions stated in this Amendment, the Company and the Executive hereby agree to amend the Employment Agreement, effective as of July 25, 2006, as follows:

1.      By substituting the title “Chairman and Chief Executive Officer” following for the title “President and Chief Executive Officer” each place where the latter title appears in the Employment Agreement.

2.      By deleting Section 6(e) of the Employment Agreement in its entirety.

3.      By substituting the following for Section 7(f) of the Employment Agreement:

(f)   Non-Competition.   The Executive agrees that so long as he is employed by the Company and for a period of two (2) years thereafter (the “Period”), he shall not, without the prior written consent of the Company, participate or engage in, directly or indirectly (as an owner, partner, employee, officer, director, independent contractor, consultant, advisor or in any other capacity calling for the rendition of services, advice, or acts of management, operation or control), any business that, during the Period, is competitive with the Business Conducted by the Company or any of its Affiliates within the United States, Canada, Mexico, and China (hereinafter, the “Geographic Area”) and which business the Company was engaged (either actively as a going concern or in the process of developing to market) within the preceding two years of the Executive’s employment with the Company.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

SMURFIT-STONE CONTAINER CORPORATION

/s/ Patrick J. Moore	By:	/s/Craig A. Hunt
Patrick J. Moore	Its:	Senior Vice President, General Counsel and Secretary